Exhibit 99.1


                      THE PILLSBURY COMPANY, SUBSIDIARIES,
                              AND RELATED ENTITIES
                          (wholly owned by Diageo plc)

                          Combined Financial Statements

                          June 30, 2001, 2000, and 1999

                   (With Independent Auditors' Report Thereon)

                          INDEPENDENT AUDITORS' REPORT



The Board of Directors and Stockholders
The Pillsbury Company:


We have audited the accompanying combined balance sheets of The Pillsbury Company, its subsidiaries and its related entities (the Company), a Business of Diageo plc., as of June 30, 2001 and 2000, and the related combined statements of operations, stockholders' deficit and comprehensive income (loss), and cash flows for each of the fiscal years in the three-year period ended June 30, 2001. These combined financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these combined financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of The Pillsbury Company, its subsidiaries and its related entities, a Business of Diageo plc., as of June 30, 2001 and 2000, and the results of their operations and their cash flows for each of the fiscal years in the three-year period ended June 30, 2001, in conformity with accounting principles generally accepted in the United States of America.



November 7, 2001
Minneapolis, Minnesota

            THE PILLSBURY COMPANY, SUBSIDIARIES, AND RELATED ENTITIES
                          (wholly owned by Diageo plc)

                             Combined Balance Sheets

                             June 30, 2001 and 2000

                                      ASSETS                                       2001        2000
                                                                                 ------      ------
                                                                                   (In millions,
                                                                                    except share
                                                                                    information)
Current assets:
    Cash and cash equivalents                                                    $    51          56
    Receivables:
      Trade receivables, less allowance for returns, discounts
        and doubtful accounts of $12 in 2001 and $14 in 2000                         408         399
      Other accounts receivable                                                       41          42
    Inventories                                                                      463         468
    Prepaids and other assets                                                        103         105
                                                                                 -------     -------

             Total current assets                                                  1,066       1,070
                                                                                 -------     -------

    Investment in joint ventures                                                     134         136
    Goodwill and other intangibles, net                                            6,426       6,648
    Property, plant, and equipment, net                                            1,376       1,412
    Other long-term assets                                                           260         198
                                                                                 -------     -------

             Total assets                                                        $ 9,262       9,464
                                                                                 =======     =======

                      LIABILITIES AND STOCKHOLDERS' DEFICIT

Current liabilities:
    Accounts payable                                                             $   307         354
    Accrued advertising and promotions                                               101         118
    Accrued compensation and benefits                                                138          99
    Accrued income taxes                                                             146         129
    Current portion of long-term debt                                                 67          43
    Other current liabilities                                                        165         244
                                                                                 -------     -------

             Total current liabilities                                               924         987
                                                                                 -------     -------

    Payables to affiliated companies, net                                          7,450       7,486
    Long-term debt                                                                   163         161
    Deferred taxes                                                                 1,054       1,036
    Other long-term liabilities                                                      403         412
                                                                                 -------     -------

             Total liabilities                                                     9,994      10,082
                                                                                 -------     -------

Stockholders' deficit:
    Common stock and paid-in capital - par value $1 per share;
      1,000 shares authorized, issued and outstanding                              3,295       3,169
    Accumulated deficit                                                           (3,968)     (3,774)
    Accumulated other comprehensive loss                                             (59)        (13)
                                                                                 -------     -------

             Total stockholders' deficit                                            (732)       (618)
                                                                                 -------     -------

             Total liabilities and stockholders' deficit                         $ 9,262       9,464
                                                                                 =======     =======

See accompanying notes to combined financial statements.

            THE PILLSBURY COMPANY, SUBSIDIARIES, AND RELATED ENTITIES
                          (wholly owned by Diageo plc)

                        Combined Statements of Operations

                For the years ended June 30, 2001, 2000 and 1999

                                                      2001        2000        1999
                                                    -------     -------     -------
                                                             (In millions)
Sales                                               $ 6,067       6,078       6,137
Costs and expenses:
    Cost of sales                                    (3,434)     (3,438)     (3,467)
    Selling, general, and administrative             (1,793)     (1,853)     (1,930)
    Amortization of intangibles                        (208)       (206)       (201)
    Other income                                         21          28          28
    Unusual items                                       (44)        (63)        (93)
    Net interest expense - external                     (20)        (14)        (11)
    Net interest expense - affiliated companies        (646)       (616)       (540)
    Factoring and other charges from
      affiliated companies                              (23)        (70)        (70)
    Losses on disposal of businesses
      and tangible fixed assets                          (6)        (13)        (76)
                                                    -------     -------     -------

             Total costs and expenses                (6,153)     (6,245)     (6,360)
                                                    -------     -------     -------

             Loss before taxes and earnings from
               joint ventures                           (86)       (167)       (223)

Income tax benefit (expense)                            (54)          4         (17)

Earnings from joint ventures, net of
    income taxes                                         26          22          10
                                                    -------     -------     -------

             Net loss                               $  (114)       (141)       (230)
                                                    =======     =======     =======

See accompanying notes to combined financial statements.

            THE PILLSBURY COMPANY, SUBSIDIARIES, AND RELATED ENTITIES
                          (wholly owned by Diageo plc)

  Combined Statements of Stockholders' Deficit and Comprehensive Income (Loss)

          For the years ended June 30, 2001, 2000 and 1999

                                                                            COMMON                     ACCUMULATED
                                                                           STOCK AND                      OTHER
                                                                           PAID-IN      ACCUMULATED   COMPREHENSIVE
                                                                           CAPITAL       DEFICIT       INCOME (LOSS)      TOTAL
                                                                       -------------   ------------   -------------   -------------
                                                                                              (In millions)
Balance at September 30, 1998                                            $ 2,909          (2,915)            (13)            (19)

Comprehensive income (loss):
    Net loss                                                                  --            (230)             --            (230)
    Other comprehensive income (loss):
      Foreign currency translation                                            --              --              (9)             (9)
                                                                                                      -------------   -------------
             Other comprehensive income                                                                       (9)             (9)
                                                                                                      -------------   -------------
             Total comprehensive loss                                                                                       (239)
                                                                                                                      -------------
Capital contributions from parent entity                                     144              --              --             144
Dividends declared to affiliated entities                                     --            (481)             --            (481)
                                                                       -------------   ------------   -------------   -------------
Balance at June 30, 1999                                                   3,053          (3,626)            (22)           (595)

Comprehensive income (loss):
    Net loss                                                                  --            (141)             --            (141)
    Other comprehensive income:
      Foreign currency translation                                            --              --               9               9
                                                                                                      -------------   -------------
             Other comprehensive loss                                                                          9               9
                                                                                                      -------------   -------------
             Total comprehensive loss                                                                                       (132)
                                                                                                                      -------------
Capital contributions from parent entity                                     116              --              --             116
Dividends declared to affiliated entities                                     --              (7)             --              (7)
                                                                       -------------   ------------   -------------   -------------
Balance at June 30, 2000                                                   3,169          (3,774)            (13)           (618)

Comprehensive income (loss):
    Net loss                                                                  --            (114)             --            (114)
    Other comprehensive income:
      Foreign currency translation                                            --              --             (46)            (46)
      Cummulative effect of an accounting change, net of tax                  --              --              (3)             (3)
      Reclassification of derivative loss to earnings, net of tax             --              --               3               3
                                                                                                      -------------   -------------

             Other comprehensive income                                                                      (46)            (46)
                                                                                                      -------------   -------------

             Total comprehensive loss                                                                                       (160)
                                                                                                                      -------------

Capital contributions from parent entity                                     126              --              --             126
Dividends declared to affiliated entities                                     --             (80)             --             (80)
                                                                       -------------   ------------   -------------   -------------
Balance at June 30, 2001                                                 $ 3,295          (3,968)            (59)           (732)
                                                                       =============   ============   =============   =============

See accompanying notes to combined financial statements.

            THE PILLSBURY COMPANY, SUBSIDIARIES, AND RELATED ENTITIES
                          (wholly owned by Diageo plc)

                        Combined Statements of Cash Flows

                For the years ended June 30, 2001, 2000 and 1999

                                                                    2001      2000      1999
                                                                   -----     -----     -----
                                                                         (In millions)
Cash flows - operating activities:
    Net loss                                                       $(114)     (141)     (230)
    Adjustments to reconcile net loss to cash flow:
      Depreciation and amortization                                  373       363       340
      Deferred income taxes                                           19        67       (58)
      Write-downs of property, plant, and equipment                   --        --        43
      Loss (gain) on disposals                                         6        13        76
      Change in current assets and liabilities, net of effects
        from businesses acquired:
           Receivables                                                (8)       26       (22)
           Inventories                                                 5       (47)        1
           Prepaids and other assets                                 (61)      (37)      (25)
           Accounts payable                                          (47)       17        35
           Accruals and other current liabilities                    (64)     (133)       75
                                                                   -----     -----     -----

               Net cash provided by operating activities             109       128       235
                                                                   -----     -----     -----

Cash flows - investment activities:
    Purchases of property, plant, and equipment                     (156)     (262)     (333)
    Proceeds from disposal of property, plant, and equipment           2         4        30
    Acquisitions of businesses                                        --      (172)     (526)
    Proceeds from disposition of businesses                           --         7       221
                                                                   -----     -----     -----

               Net cash used by investment activities               (154)     (423)     (608)
                                                                   -----     -----     -----

Cash flows - financing activities:
    Proceeds from long-term debt                                      29        29        11
    Payment of long-term debt                                         (2)      (24)     (128)
    Net borrowings from affiliated entities                           89       303       957
    Dividends paid                                                   (80)       (7)     (482)
    Other, net                                                         4         5        14
                                                                   -----     -----     -----

               Net cash provided by financing activities              40       306       372
                                                                   -----     -----     -----

               Increase (decrease) in cash and cash equivalents       (5)       11        (1)

Cash and cash equivalents at beginning of year                        56        45        46
                                                                   -----     -----     -----

Cash and cash equivalents at end of year                           $  51        56        45
                                                                   =====     =====     =====

Supplemental cash flow information:
    Cash paid for interest                                         $ 668       628       555
    Cash paid (received) for taxes                                     1       (16)       10

See accompanying notes to combined financial statements.

            THE PILLSBURY COMPANY, SUBSIDIARIES, AND RELATED ENTITIES
                          (wholly owned by Diageo plc)

                     Notes to Combined Financial Statements

                             June 30, 2001 and 2000


(1)      OWNERSHIP OF THE COMPANY

         The Pillsbury Company (hereafter Pillsbury), its subsidiaries and its related entities (hereafter the Company) included in the combined financial statements is a wholly owned indirect subsidiary of Diageo plc (Diageo), a company incorporated under the laws of England and Wales.

(2)      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND PRACTICES

         (a)      DESCRIPTION OF BUSINESS

                  The Company operates in a single segment, the production, marketing and distribution of packaged food. Pillsbury operates through three divisions: Pillsbury North America, Pillsbury Bakeries and Foodservice, and Pillsbury International. Pillsbury North America produces, markets, and distributes a wide range of consumer food packaged goods in the United States and Canada. Pillsbury Bakeries and Foodservice manufactures and markets products to in-store/retail bakery and foodservice markets in the United States and Canada, and to wholesale bakery markets in the United States. Pillsbury International produces, markets, and distributes consumer food products principally in Europe, Asia Pacific, Latin America, and South Africa. Pillsbury's principal brands include: Pillsbury refrigerated baked goods, Pillsbury Grands! refrigerated biscuits and sweet rolls, Pillsbury Toaster breakfast pastries, Hungry Jack refrigerated baked goods, dehydrated potatoes, frozen pancakes and pancake mixes, waffles and syrup, Pillsbury desserts and baking mixes, Green Giant frozen and canned vegetables, Green Giant Create a Meal! meal starters, Totino's frozen pizza and snacks, Old El Paso Mexican foods, Progresso soups and Italian ingredient foods, frozen yogurt and sorbet products, Martha White baking mixes, Pet-Ritz frozen pie shells, and Haagen-Dazs ice cream through its joint venture with Nestle USA.

         (b)      BASIS OF PRESENTATION - PRINCIPLES OF COMBINATION AND FISCAL
                  YEAR END

                  The combined financial statements include all entities managed and controlled by Pillsbury which are legally owned by Pillsbury, Diageo, or its affiliates. All material intercompany balances and transactions have been eliminated in combination. All numbers in the accompanying footnote tables are presented in millions of dollars unless otherwise identified. Certain expenses of Diageo Inc., its U.S. parent, are allocated to Pillsbury and other Diageo Inc. U.S. companies based on revenues. Pillsbury's allocated costs were $6.6 million in 2001, $10.8 million in 2000, and $8.9 million in 1999. The Company believes this allocation method to be reasonable and estimates that on a stand-alone basis the Company would have incurred expenses of a similar amount. These costs are included in the Statement of Operations caption "Factoring and other charges from affiliated companies." The remainder of the charges in that line are principally factoring costs and are not allocated costs.

         (c)      REVENUE RECOGNITION

                  Revenue from product sales are recognized upon shipment of the product.


                                       6                             (Continued)

            THE PILLSBURY COMPANY, SUBSIDIARIES, AND RELATED ENTITIES
                          (wholly owned by Diageo plc)

                     Notes to Combined Financial Statements

                             June 30, 2001 and 2000


         (d)      FOREIGN CURRENCY TRANSLATION

                  Foreign currency balance sheets are translated into U.S. dollars at the end-of-period exchange rates and operating statements are translated at the weighted-average exchange rates for each period. Local currencies have been determined to be the functional currencies. The resulting translation gains or losses are included in "Accumulated other comprehensive income (loss)" within stockholders' deficit.

         (e)      CASH EQUIVALENTS

                  Cash and cash equivalents, include short-term highly liquid investments with original maturities of three months or less.

         (f)      INVENTORIES

                  Inventories are stated at the lower of cost or market. The Company generally uses LIFO as the preferred method of valuing inventory, as Pillsbury believes that it is a better match of current costs with current revenues. However, FIFO is used in most of Pillsbury's foreign operations, where LIFO is not recognized for income tax purposes and the operations often lack the staffs to accurately handle LIFO complexities.

         (g)      FINANCIAL INSTRUMENTS

                  The Company uses derivative financial instruments to manage its exposures to fluctuations in commodity prices. Derivative instruments are used for risk management purposes only within a framework of policies and guidelines authorized by the Pillsbury board of directors.

         (h)      INVESTMENTS IN JOINT VENTURES

                  Investments in the common stock of joint ventures are accounted for by the equity method.

         (i)      PROPERTY, PLANT, AND EQUIPMENT

                  Owned property, plant, and equipment are stated at cost. Plant and equipment under capital leases are stated at the present value of minimum lease payments.

                  Depreciation on plant and equipment is calculated on the straight-line method over the estimated useful lives of the assets within the following ranges: buildings and improvements
                  - 10 to 50 years; machinery and equipment - 5 to 20 years; and computer software - 3 to 5 years. Plant and equipment held under capital leases and leasehold improvements are amortized straight line over the estimated useful life of the asset.

         (j)      GOODWILL

                  Goodwill, which represents the excess of purchase price over fair value of net assets acquired, is amortized on a straight-line basis over the expected periods to be benefited, generally 40 years. The Company assesses the recoverability of this intangible asset by determining whether the amortization of the goodwill balance over its remaining life can be recovered through


                                       7                             (Continued)

            THE PILLSBURY COMPANY, SUBSIDIARIES, AND RELATED ENTITIES
                          (wholly owned by Diageo plc)

                     Notes to Combined Financial Statements

                             June 30, 2001 and 2000


                  undiscounted future operating cash flows of the acquired operation. The amount of goodwill impairment, if any, is measured based on projected discounted future operating cash flows using a discount rate reflecting the Company's average cost of funds. The assessment of the recoverability of goodwill will be impacted if estimated future operating cash flows are not achieved.

         (k)      RESEARCH AND DEVELOPMENT AND ADVERTISING COSTS

                  Research and development and advertising costs are expensed as incurred. Research and development costs were $76 million, $75 million, and $82 million in 2001, 2000, and 1999, respectively. Advertising costs were $182 million, $192 million, and $197 million in 2001, 2000, and 1999, respectively.

         (l)      INCOME TAXES

                  Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. Deferred taxes are not provided on the unremitted earnings of foreign affiliates which management considers to be invested indefinitely.

         (m)      STOCK OPTION PLANS

                  Certain employees of the Company participate in stock-based compensation plans of its parent entity, Diageo. The Company records compensation expense related to these plans based on a systematic allocation by Diageo. Diageo applies the intrinsic value-based method of accounting prescribed by Accounting Principles Board (APB) Opinion No. 25, ACCOUNTING FOR STOCK ISSUED TO EMPLOYEES, and related interpretations, in accounting for its fixed plan stock options.

         (n)      PENSION AND OTHER POSTRETIREMENT PLANS

                  The cost of providing pensions and other postretirement benefits is charged against income on a systematic basis, with pension surpluses and deficits allocated over the expected remaining lives of current employees. Differences between the amounts charged in the statements of operations and payments made to pension and other plans are treated as assets or liabilities. Deferred tax is provided for on these assets and liabilities. Unfunded postretirement medical benefit liabilities are included in other long-term liabilities in the balance sheet.

         (o)      SALE OF ACCOUNTS RECEIVABLE

                  The Company entered into an agreement with Diageo to sell, on an ongoing basis and without recourse, trade accounts receivable to an affiliated entity issuer of receivable-backed paper. The Company is responsible for servicing the receivables. The agreement was effective through September 2000.


                                       8                             (Continued)

            THE PILLSBURY COMPANY, SUBSIDIARIES, AND RELATED ENTITIES
                          (wholly owned by Diageo plc)

                     Notes to Combined Financial Statements

                             June 30, 2001 and 2000


         (p)      RECOVERABILITY OF LONG-LIVED ASSETS

                  The Company reviews long-lived assets, including identifiable intangibles and associated goodwill, for impairment when events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. An asset is deemed impaired and written down to its fair value if estimated related future cash flows are less than its carrying amount.

         (q)      NEW ACCOUNTING STANDARDS

                  Effective July 1, 2000, Pillsbury adopted Statement of Financial Accounting Standards (SFAS) 133, ACCOUNTING FOR DERIVATIVE INSTRUMENTS AND HEDGING ACTIVITIES, which establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts and for hedging activities. All derivatives, whether designated in hedging relationships or not, are required to be recorded on the balance sheet at fair value. At adoption, Pillsbury considered all derivatives to be cash flow hedges. The effects of the adoption of SFAS 133 resulted in a charge to other comprehensive income (OCI) of $2.5 million (net of tax of $1.6 million). This amount was reclassified to earnings during the year ended June 30, 2001.

                  In 2001, the Company adopted the provisions of Emerging Issues Task Force Issue (EITF) 00-10, ACCOUNTING FOR SHIPPING AND HANDLING FEES AND COSTS. As required by EITF 00-10, the Company has historically classified shipping and handling costs billed to customers as revenues and the costs of shipping and handling are classified as cost of goods sold.

                  In May 2000, the EITF of the Financial Accounting Standards Board (FASB) reached a consensus on Issue 00-14, ACCOUNTING FOR CERTAIN SALES INCENTIVES. The issue addresses recognition and income statement classification of certain sales incentives. In April 2001, the EITF reached a consensus on Issue 00-25, VENDOR INCOME STATEMENT CHARACTERIZATION OF CONSIDERATION PAID TO A RESELLER OF THE VENDOR'S PRODUCTS. The issue addresses when consideration from a vendor is either (a) an adjustment of the selling prices of the vendor's products to the retailer and, therefore, should be deducted from revenue when recognized in the vendor's income statement, or
                  (b) a cost incurred by the vendor for assets or services provided by the retailer to the vendor and, therefore, should be included as a cost or an expense when recognized in the vendor's income statement. Issues 00-14 and 00-25 will be effective for Pillsbury in fiscal 2002. Since the adoption of these issues will result only in the reclassification of certain sales incentive and trade promotion expenses from selling, general, and administrative expense to a reduction of net sales, the adoption will not affect Pillsbury's financial position.

                  In July 2001, the FASB issued Statement No. 141, BUSINESS COMBINATIONS, and Statement No. 142, GOODWILL AND OTHER INTANGIBLE ASSETS. Statement 141 requires that the purchase method of accounting be used for all business combinations completed after June 30, 2001. Statement 142 will require that goodwill and intangible assets with indefinite useful lives no longer be amortized, but instead tested for impairment at least annually in accordance with the provisions of Statement
                  142. Statement 142 will also require that intangible assets with definite useful lives be amortized over their respective estimated useful lives to their estimated residual values, and reviewed for impairment in accordance with SFAS No. 121, ACCOUNTING FOR THE IMPAIRMENT OF LONG-LIVED ASSETS AND FOR LONG-LIVED ASSETS TO BE DISPOSED OF.


                                       9                             (Continued)

            THE PILLSBURY COMPANY, SUBSIDIARIES, AND RELATED ENTITIES
                          (wholly owned by Diageo plc)

                     Notes to Combined Financial Statements

                             June 30, 2001 and 2000


                  The Company is required to adopt the provisions of Statement 141 immediately, and Statement 142 effective January 1, 2002. Furthermore, any goodwill and any intangible asset determined to have an indefinite useful life acquired in a purchase business combination completed after June 30, 2001 will not be amortized, but will continue to be evaluated for impairment in accordance with the appropriate pre-Statement 142 accounting literature. Goodwill and intangible assets acquired in business combinations completed before July 1, 2001 will continue to be amortized prior to the adoption of Statement 142.

                  Statement 141 will require upon adoption of Statement 142, that the Company evaluate its existing intangible assets and goodwill that were acquired in a prior purchase business combination, and to make any necessary reclassifications in order to conform with the new criteria in Statement 141 for recognition apart from goodwill. Upon adoption of Statement 142, the Company will be required to reassess the useful lives and residual values of all intangible assets acquired in purchase business combinations, and make any necessary amortization period adjustments by the end of the first interim period after adoption. In addition, to the extent an intangible asset is identified as having an indefinite useful life, the Company will be required to test the intangible asset for impairment in accordance with the provisions of Statement 142 within the first interim period. Any impairment loss will be measured as of the date of adoption and recognized as the cumulative effect of a change in accounting principle in the first interim period.

                  As of June 30, 2001, the Company has unamortized goodwill and other intangibles in the amount of $6.4 billion, which will be subject to the transition provisions of Statements 141 and
                  142. Amortization expense related to goodwill was $208 million for the year ended June 30, 2001. Because of the extensive effort needed to comply with adopting Statements 141 and 142, it is not practicable to reasonably estimate the impact of adopting these Statements on the Company's financial statements at the date of this report, including whether any transitional impairment losses will be required to be recognized as the cumulative effect of a change in accounting principle.

                  In October 2001, the FASB issued Statement No. 144, ACCOUNTING FOR THE IMPAIRMENT OF DISPOSAL OF LONG-LIVED ASSETS, which addresses financial accounting and reporting for the impairment or disposal of long-lived assets. While SFAS No. 144 supersedes SFAS No. 121, ACCOUNTING FOR THE IMPAIRMENT OF LONG-LIVED ASSETS AND FOR LONG-LIVED ASSETS TO BE DISPOSED OF, it retains many of the fundamental provisions of that Statement. SFAS No. 144 becomes effective for fiscal years beginning after December 15, 2001. The Company is evaluating SFAS No. 144 to determine the impact on its financial condition and results of operations.

         (r)      USE OF ESTIMATES

                  The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.


                                       10                            (Continued)

            THE PILLSBURY COMPANY, SUBSIDIARIES, AND RELATED ENTITIES
                          (wholly owned by Diageo plc)

                     Notes to Combined Financial Statements

                             June 30, 2001 and 2000


(3)      ACQUISITIONS AND DISPOSITIONS

         (a)      ACQUISITIONS

                  In February 2000, the Company acquired DCA Bakery, for $100 million with resulting goodwill of $80 million. DCA Bakery makes and sells a variety of bakery mixes, fillings, icings, and glazes. During fiscal 2000, the Company acquired a Brazilian business and several other international businesses for a total of $71 million which resulted in $59 million of goodwill.

                  In May 1999, the Company acquired Hazelwood Farms Bakeries, one of the country's largest manufacturers of frozen dough sold to stores for making their own bakery products, for $350 million with resulting goodwill of $307 million. During fiscal 1999, the Company acquired several international businesses for $10 million, which resulted in goodwill of $7 million.

                  All acquisitions have been accounted for using the purchase method of accounting and the resulting goodwill is being amortized over 40 years. The results of acquired businesses have been included in the combined financial statements since their respective acquisition dates. Financial results would not have been materially different if these acquisitions would have been made at the beginning of the fiscal year in which they were acquired.

         (b)      DISPOSITIONS

                  During fiscal 2000, the Company sold its Mexican distribution company and several other international businesses. These dispositions resulted in a loss of $13 million.

                  In March 1999, the Company sold several non-core businesses involving six regional brands. This sale resulted in a loss of $50 million. Also, during fiscal 1999, the Company sold its foodservice and European dehydrated and frozen potato businesses, and other businesses and assets, respectively, resulting in a loss of $26 million.

(4)      UNUSUAL ITEMS

         In fiscal 2001, the Company recorded restructuring charges of $16 million. The charges were principally related to two plant closures. At June 30, 2001, there was a remaining reserve of $16 million.

         In fiscal 2001, the Company recorded $30 million for merger costs related to the acquisition of the Company by General Mills. These costs were primarily comprised of retention incentives and legal and outside professional fees.

         In fiscal 2000, the Company recorded restructuring charges of $38 million. The charges were principally related to reducing costs and restructuring the sales organization. The charges were principally for related employee termination costs (400 positions), and sales broker transition payments. There was a remaining reserve of $1.1 million and $17 million at June 30, 2001 and 2000, respectively, related primarily to the completion of the employee terminations and completion of the transition to brokers. During fiscal 2001, the Company determined that $5 million of the provision was no longer required based on cost projections.


                                       11                            (Continued)

            THE PILLSBURY COMPANY, SUBSIDIARIES, AND RELATED ENTITIES
                          (wholly owned by Diageo plc)

                     Notes to Combined Financial Statements

                             June 30, 2001 and 2000


         In connection with the creation of the ice cream joint venture with Nestle USA, the Company incurred professional fees and severance costs of $8 million in fiscal 2000.

         During fiscal 2000, the Company incurred $9 million of integration costs related to the February 2000 acquisition of DCA Bakery including headquarters employee terminations and research and development (R&D) product quality and consolidation costs. There was a remaining reserve of $0 million and $7 million at June 30, 2001 and 2000, respectively, related primarily to the completion of the headquarters closure in August 2000.

         During fiscal 2000, the Company recorded $8 million for the completion of the integration of the fiscal 1999 acquisitions of the bakery products division of Heinz and Hazelwood Farms Bakeries. There was a remaining reserve of $0 million and $4 million at June 30, 2001 and 2000, respectively, for completion of a plant closure and product consolidation costs. During fiscal 2001, the Company recorded an additional $5 million for additional costs.

         During fiscal 1999, the Company recorded $28 million of integration costs related to the 1999 acquisitions of the bakery products division of Heinz and Hazelwood Farms Bakeries. These charges were for employee terminations, plant closures including asset write-downs of $7 million, and other exit costs. At June 30, 2001 and 2000, there was no remaining liability for these fiscal 1999 actions.

         During fiscal 1999, the Company incurred costs of $65 million for the closure of a Haagen-Dazs production facility. The costs were principally for employee terminations ($16 million) and asset write-downs ($36 million). There was a remaining reserve of $0 million and $1.5 million at June 30, 2001 and 2000, respectively, for closed plant maintenance and security. During fiscal 2001, the Company determined that $2 million of the provision was no longer required based on cost projections.

(5)      INVENTORIES

         The components of inventories are as follows:

                                                            2001      2000
                                                           --------  -------

            Raw materials, work in process, and supplies   $   120      117
            Finished goods                                     343      351
                                                           --------  -------

                                                               463      468

            Reserve for LIFO valuation method                   --       --
                                                           --------  -------

                                                           $   463      468
                                                           ========  =======

        At June 30, 2001 and 2000, respectively, inventories of $371 million and $361 million were valued at LIFO. There has not been any material liquidation of the Company's LIFO inventory layers. The carrying value of inventories approximates current cost.


                                       12                            (Continued)

            THE PILLSBURY COMPANY, SUBSIDIARIES, AND RELATED ENTITIES
                          (wholly owned by Diageo plc)

                     Notes to Combined Financial Statements

                             June 30, 2001 and 2000


(6)      PROPERTY, PLANT, AND EQUIPMENT

         The components of property, plant, and equipment are as follows:

                                                    2001       2000
                                                   --------   --------

           Land and improvements                 $      36         37
           Building and improvements                   790        703
           Machinery and equipment                   1,231      1,140
           Computer software                            88         37
           Construction in process                     106        249
                                                   --------   --------

                                                     2,251      2,166

           Less accumulated depreciation              (875)      (754)
                                                   --------   --------

                                                 $   1,376      1,412
                                                   ========   ========

         Included in gross property, plant, and equipment is $26 million and $27 million as of June 30, 2001 and 2000, respectively, in respect of assets held under capital leases.

(7)      INTANGIBLE ASSETS

         Goodwill and other intangibles arise primarily from the acquisitions of Pet Incorporated in 1995 and The Pillsbury Company in 1989 and are being amortized principally over 40 years. Accumulated amortization included in goodwill and other intangible assets was $1,895 million and $1,679 million as of June 30, 2001 and 2000, respectively.

(8)      DERIVATIVE FINANCIAL INSTRUMENTS

         The Company has only limited involvement with derivative financial instruments and does not use them for trading purposes. They are used to manage well-defined commodity price risks.

         The Company uses purchased options and futures contracts to hedge anticipated purchases of wheat flour, soybean oil, and corn flour. Heating oil options are used to hedge anticipated purchases of diesel fuel. Under the option contracts, the Company has the right, but not the obligation, to buy these commodities at an agreed-to price. The derivatives are recorded as assets and liabilities with changes in values recorded in earnings currently.

         The aggregate contract value of the Company's futures and option contracts were $32 million and $8 million at June 30, 2001 and 2000, respectively. These contracts covered six to seven and one to five months of usage as of June 30, 2001 and 2000, respectively. The unrealized net losses on these derivative contracts recorded in cost of goods sold at June 30, 2001 was $2.2 million. The fair value is estimated using option pricing models that value the potential for the option to become in-the-money through changes in commodity prices during the remaining term of the agreement.


                                       13                            (Continued)

            THE PILLSBURY COMPANY, SUBSIDIARIES, AND RELATED ENTITIES
                          (wholly owned by Diageo plc)

                     Notes to Combined Financial Statements

                             June 30, 2001 and 2000


         The Company is exposed to credit losses in the event of nonperformance by the counterparties to its futures and option contracts. The Company anticipates, however, that counterparties will be able to fully satisfy their obligations under the contracts. The Company does not obtain collateral to support financial instruments, but monitors the credit standing of the counterparties.

(9)      FAIR VALUE OF FINANCIAL INSTRUMENTS

         The following table presents the carrying amounts and estimated fair values of the Company's financial instruments at June 30, 2001 and 2000. Note 8 presents the estimated fair values of derivative financial instruments. The fair value of a financial instrument is the amount at which the instrument could be exchanged in a current transaction between willing parties.

                                                                     2001                     2000
                                                             ----------------------   ----------------------
                                                               CARRYING     FAIR        CARRYING     FAIR
                                                                AMOUNT      VALUE        AMOUNT      VALUE
                                                             ------------  --------   ------------  --------
          Financial assets:
              Cash and cash equivalents                      $      51          51           56          56
              Trade accounts receivables                           408         408          399         399
              Other receivables                                     41          41           42          42
              Other current assets                                 103         103          105         105

          Financial liabilities:
              Trade accounts payable                               307         307          354         354
              Accrued expenses                                     385         385          346         346
              Other current liabilities (nonderivatives)           165         165          242         242
              Long-term debt                                       163         170          204         202
              Due to affiliated companies                        7,450       7,391        7,486       7,217

         The carrying amounts shown in the table are included in the combined balance sheets under the indicated captions.

         The following methods and assumptions were used to estimate the fair value of each class of financial instruments:

          Cash and cash equivalents, trade accounts receivables, other receivables, other current assets, trade accounts payables, accrued expenses, and other current liabilities (nonderivatives). The carrying amounts approximate fair value because of the short maturity of these instruments.

          Long-term debt and due to affiliated companies: The fair value of the Company's long-term debt is estimated by discounting the future cash flows of each instrument at rates currently offered to the Company for similar debt instruments of comparable maturities by the Company's bankers.


                                       14                            (Continued)

            THE PILLSBURY COMPANY, SUBSIDIARIES, AND RELATED ENTITIES
                          (wholly owned by Diageo plc)

                     Notes to Combined Financial Statements

                             June 30, 2001 and 2000


(10)     INVESTMENTS IN JOINT VENTURES

         The Company has a number of investments in joint ventures which are generally 50% owned and are carried in the combined balance sheet under the equity method. Royalty income is also received from most of these joint ventures; various expenses, primarily research and development, are incurred; and tax impacts of certain of the joint ventures are recorded by the Company since they are structured as partnerships.

         The investment in joint ventures was $134 million and $136 million at June 30, 2001 and 2000, respectively.

         Most of the joint ventures are for the manufacture and distribution of Haagen-Dazs ice cream products. The principal investment is Ice Cream Partners USA, LLC ("ICP"), a joint venture with Nestle USA formed during fiscal 2000 for the manufacture, marketing, and distribution of Haagen-Dazs and Nestle ice cream products in the United States.

(11)     TRANSACTIONS WITH AFFILIATED COMPANIES

         The Company factored its domestically held and certain foreign-held trade accounts receivable, without recourse, to Diageo Finance Ireland through September 2000. Total receivables factored during the year ended June 30, 2001 amounted to $1,417 million. Factored receivables of $0 million and $323 million are included as a trade accounts receivable and a related payable to affiliate on the balance sheet at June 30, 2001 and 2000 respectively. Total factoring costs consist of discount and commission expense. The discount is based upon LIBOR interest rates over the average collection period. Commission expense is based upon a percentage of the factored receivables. Total factoring cost was $14.6 million in 2001, $57.4 million in 2000, and $57.6 million in 1999. The Company received a separate fee for servicing the receivables of $.3 million in 2001, $1.4 million in 2000, and $2.0 million in 1999.

(12)     LEASES

         The Company is obligated under various capital leases for property, plant, and equipment. At June 30, 2001 and 2000, the gross amount of plant and equipment and related accumulated amortization recorded under capital leases were as follows:

                                                        2000      2001
                                                      --------  -------

                 Building and improvements          $      20       23
                 Machinery and equipment                    6        4
                                                      --------  -------

                                                           26       27

                 Less accumulated amortization             (8)      (8)
                                                      --------  -------

                                                    $      18       19
                                                      ========  =======

        Amortization of assets held under capital leases is included with depreciation expense.


                                       15                            (Continued)

            THE PILLSBURY COMPANY, SUBSIDIARIES, AND RELATED ENTITIES
                          (wholly owned by Diageo plc)

                     Notes to Combined Financial Statements

                             June 30, 2001 and 2000


         The Company also has several noncancelable operating leases, primarily for property, plant, and equipment. These leases generally contain renewal options for periods ranging from one to ten years and require the Company to pay all executory costs such as maintenance and insurance. Rental expense for operating leases for the years ended June 30, 2001, 2000, and 1999 was $37 million, $52 million, and $52 million, respectively.

         Future minimum lease payments under noncancelable operating leases (with initial or remaining lease terms in excess of one year) and future minimum capital lease payments as of June 30, 2001 are:

                                                               CAPITAL         OPERATING
                        YEAR ENDING JUNE 30                   LEASES            LEASES
         -----------------------------------------------   -----------     --------------

         2002                                              $     1                37
         2003                                                    1                26
         2004                                                    1                21
         2005                                                    1                17
         2006                                                    1                16
         Thereafter                                              1                95
                                                           -----------     --------------

                      Total minimum lease payments               6         $     212
                                                                           ==============

         Less amount representing interest                       1
                                                           -----------

                      Present value of net minimum
                        capital lease payments                   5

         Less current installments of obligations
             under capital leases                                1
                                                           -----------

                      Obligations under capital leases,
                        excluding current installments     $     4
                                                           ===========



                                       16                            (Continued)

            THE PILLSBURY COMPANY, SUBSIDIARIES, AND RELATED ENTITIES
                          (wholly owned by Diageo plc)

                     Notes to Combined Financial Statements

                             June 30, 2001 and 2000


(13)     LONG-TERM DEBT

         Long-term debt at June 30, 2001 and 2000 consists of the following:

                                                                                    2001      2000
                                                                                  --------  --------
          Unsecured debt to affiliate, Diageo Investment Corporation
              (DIC), at 9% due no later than June 2008                            $ 4,248     4,249

          Net unsecured debt to DIC, at various rates based on LIBOR                3,057     2,977

          Unsecured debt outside the U.S., payable to Diageo affiliates               143       261

          Third party debt in the U.S. (face amounts totaling
              $165.0 million),  primarily at a rate of 6.5%                           164       161

          Third party debt outside the U.S., at variable rates                         66        42
                                                                                  --------  --------

                       Total long-term debt                                         7,678     7,690

          Less current installments                                                   (67)      (43)
                                                                                  --------  --------

                       Long-term debt, excluding current installments             $ 7,611     7,647
                                                                                  ========  ========

         Long-term debt to third parties is either guaranteed by Diageo or supported by a letter of credit that is guaranteed by Diageo. The debt agreements do not contain any significant covenants.

         The aggregate maturities of long-term debt for each of the five years subsequent to June 30, 2001 are as follows: 2002, $67 million; 2003, $1 million; 2004, $90 million; 2005, $1 million; and 2006, $0 million. Thereafter, $7,519 million.

(14)     INCOME TAXES

         The Company files a consolidated U.S. income tax return with Diageo Inc., its U.S. parent, pursuant to a tax-sharing arrangement with Diageo Inc. The Company calculates the financial statement expense, income tax provision and related balance sheet amounts, exclusive of certain reserves maintained by the parent, computed as if the Company filed a separate return.

         Losses from operations of the Company before income taxes comprised:

                                              2001      2000      1999
                                             --------  -------   -------

                 United States             $     (91)    (190)     (281)
                 Rest of the world                 5       23        58
                                             --------  -------   -------

                                           $     (86)    (167)     (223)
                                             ========  =======   =======


                                       17                            (Continued)

            THE PILLSBURY COMPANY, SUBSIDIARIES, AND RELATED ENTITIES
                          (wholly owned by Diageo plc)

                     Notes to Combined Financial Statements

                             June 30, 2001 and 2000


         Income tax (expense) benefit attributable to loss before taxes consists of:

                                              CURRENT      DEFERRED      TOTAL
                                            -----------  ------------  --------

           Year ended June 30, 2001:
               U.S. federal               $      (6)          (13)         (19)
               State and local                  (12)           (2)         (14)
               Foreign                          (17)           (4)         (21)
                                            -----------  ------------   -------

                                          $     (35)          (19)         (54)
                                            ===========  ============   =======

           Year ended June 30, 2000:
               U.S. federal               $      65           (18)          47
               State and local                   (9)           (4)         (13)
               Foreign                           15           (45)         (30)
                                            -----------  ------------   -------

                                          $      71           (67)           4
                                            ===========  ============   =======

           Year ended June 30, 1999:
               U.S. federal               $     (14)           57           43
               State and local                  (24)            5          (19)
               Foreign                          (37)           (4)         (41)
                                            -----------  ------------   -------

                                          $     (75)           58          (17)
                                            ===========  ============   =======

         The following table reconciles the U.S. statutory income tax rate with the effective income tax rate:

                                                                      2001      2000     1999
                                                                     -------   -------  --------
            Expected tax benefit using the U.S. statutory
                rate at 35%                                        $     30        58        78
            Increase (reduction) in income taxes resulting from:
                Losses unable to be utilized                            (23)      (12)      (10)
                Effect of foreign taxes                                   3         7        (7)
                State and local income taxes, net of federal
                  income tax benefit                                     (9)       (8)      (12)
                Difference in tax basis                                  --        (3)      (36)
                Intangible amortization                                 (31)      (37)      (33)
                Tax entity reorganization                               (26)       --        --
                Other, net                                                2        (1)        3
                                                                     -------   -------  --------

                         Tax benefit (expense) as recorded         $    (54)        4       (17)
                                                                     =======   =======  ========


                                       18                            (Continued)

            THE PILLSBURY COMPANY, SUBSIDIARIES, AND RELATED ENTITIES
                          (wholly owned by Diageo plc)

                     Notes to Combined Financial Statements

                             June 30, 2001 and 2000


         The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities at June 30, 2001 and 2000 are presented below:

                                                               2001       2000
                                                             --------  --------

            Deferred tax assets:
                Net operating loss carryforwards             $     59        33
                Restructuring and integration costs                10        27
                Compensation and employee benefits                 94       120
                Other                                              28        33
                                                             --------  --------

                        Total gross deferred tax assets           191       213

            Less valuation allowance                              (59)      (33)
                                                             --------  --------

                        Net deferred tax assets                   132       180
                                                             --------  --------

            Deferred tax liabilities:
                Depreciation                                     (130)     (134)
                Intangible assets                              (1,047)   (1,074)
                Inventories                                        (9)       (8)
                                                             --------  --------

                        Total gross deferred liabilities       (1,186)   (1,216)
                                                             --------  --------

                        Net deferred tax asset (liability)   $ (1,054)   (1,036)
                                                             ========  ========

         The valuation allowance for deferred tax assets as of June 30, 2001 and 2000 was $59 million and $33 million, respectively. The valuation allowance relates to foreign net operating loss carryovers. The net change in the total valuation allowance for the years ended June 30, 2001 and 2000 was an increase of $26 million and an increase of $12 million, respectively. In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income, and tax planning strategies in making this assessment. Based upon the level of historical taxable income and projections for future taxable income over the periods which the deferred tax assets are deductible, management believes it is more likely than not the Company will realize the benefits of these deductible differences, net of the existing valuation allowances at June 30, 2001.

         At June 30, 2001, Pillsbury has net operating loss carryforwards in various foreign jurisdictions of $170 million which are available to offset future taxable income.


                                       19                            (Continued)

            THE PILLSBURY COMPANY, SUBSIDIARIES, AND RELATED ENTITIES
                          (wholly owned by Diageo plc)

                     Notes to Combined Financial Statements

                             June 30, 2001 and 2000


(15)     STOCK OPTION PLANS

         DESCRIPTION OF THE PLANS

         Prior to the merger of Grand Metropolitan Public Limited Company (GrandMet) and Guinness PLC (Guinness) in December 1997 that formed Diageo (the Merger), Pillsbury participants in certain of the former GrandMet executive share option plans could only exercise options if a performance criteria was satisfied. In summary, this required that GrandMet's ordinary share price outperform the 'FTSE 100' Index over a five-year rolling period. As a result of the merger, participants in these former GrandMet share option plans had a choice of exercising their options or exchanging their options in respect of GrandMet ordinary shares for options of an equivalent number of Diageo ordinary shares, in each case with no performance criteria applying.

         (a)      EXECUTIVE PLANS (FIXED PLANS)

                  U.S. SHARE OPTION PLAN ('USSOP')

                  This is a long-term incentive plan under which options to purchase Diageo's American Depository Shares (ADSs) are granted to senior U.S. executives. Under the plan, senior executives are granted an option to purchase ADSs at the higher of the nominal value of the ADSs and the market price of the ADSs at the time the option is granted. Options granted prior to January 1, 1994 may normally only be exercised between three and seven years after their grant.

                  UK EXECUTIVE SHARE OPTION PLANS ('ESOP')

                  The Diageo group operates executive share option plans and a supplemental plan for senior executives. ESOP incorporates the former GrandMet plan. Options issued under these plans may normally be exercised between three and ten years after the date granted. No new awards have been made under this plan since 1997.

         (b)      SAVINGS PLANS (FIXED PLANS)

                  During the 1999 fiscal year, the Diageo group funded a trust to acquire 14.6 million Diageo shares to meet obligations in respect of options previously granted to employees under savings-related share option plans; in the past, Diageo has issued new shares to employees upon their exercising such options.

                  UK SAVINGS-RELATED SHARE OPTION PLAN ('SRSOP')

                  The UK savings-related share option plan is an Inland Revenue approved plan available to all UK employees. The plan provides a long-term savings opportunity for employees who have been with Diageo for at least one year and who work eight hours or more a week. The options may be exercised normally after three, five, or seven years, according to the length of the option period chosen by the employee, at a price not less than 80% of the market value of the shares at the time of the option grant.


                                       20                            (Continued)

            THE PILLSBURY COMPANY, SUBSIDIARIES, AND RELATED ENTITIES
                          (wholly owned by Diageo plc)

                     Notes to Combined Financial Statements

                             June 30, 2001 and 2000


                  INTERNATIONAL SAVINGS-RELATED SHARE OPTION PLAN
                  ('INTERNATIONAL')

                  The group also operates an international savings-related share option plan. The plan provides a long-term savings opportunity for employees outside the United States and United Kingdom. The plan has employment and discount criteria devised in accordance with local conditions and practices. Options to buy shares are discounted by rates ranging from zero to 20%.

                  U.S. EMPLOYEE STOCK PURCHASE PLAN ('USESPP')

                  This plan provides a long term savings and investment opportunity for U.S. employees who have been with the Company for at least one year and who work more than 20 hours a week. The options may normally be exercised 27 months after the grant of the option at a price equivalent to 85% of the market value of the ADSs at the time of the grant.

         (c)      EXECUTIVE INCENTIVE PLANS (VARIABLE PLANS)

                  Awards of shares were granted to senior executives under the GrandMet restricted share plan ('RSP'), with eventual transfer in the case of the RSP dependent on the performance of GrandMet's annualized total shareholder return ('TSR') against a comparator group of companies at the end of a minimum of three years after the date of grant.

         (d)      EXPENSES OF THE PLANS

                  As described previously, the Company records compensation expense on these plans as allocated to it by its parent entity, Diageo. Any liabilities associated with these plans are carried on Diageo's books and have not been reflected in the Company's combined financial statements. The allocated expense is based upon the number of Company participants in the respective plans. The allocated expense recorded by the Company for the years ended June 30, 2001, 2000, and 1999 was $6 million, $8 million, and $12 million, respectively.

(16)     PENSION AND OTHER POSTRETIREMENT BENEFITS

         The Company sponsors several noncontributory defined benefit retirement plans covering substantially all of its employees. The benefits are based on years of credited service and benefit multipliers. Substantially all of the plans are funded by annual contributions to tax-exempt trusts. Plan assets consist principally of equity securities, corporate obligations, and government bonds.

         In addition to the Company's defined benefit pension plan, the Company and its subsidiaries provide health care and other benefits to substantially all retired employees and covered dependents. Generally, employees who have attained certain age and service requirements are eligible for these benefits.


                                       21                            (Continued)

            THE PILLSBURY COMPANY, SUBSIDIARIES, AND RELATED ENTITIES
                          (wholly owned by Diageo plc)

                     Notes to Combined Financial Statements

                             June 30, 2001 and 2000


         The following table sets forth the plan's benefit obligations, fair value of plan assets, and funded status at June 30, 2001 and 2000:

                                                                           PENSION            POSTRETIREMENT
                                                                           BENEFITS              BENEFITS
                                                                      -------------------   -------------------
                                                                        2001      2000       2001       2000
                                                                      ---------  --------   -------    --------
Projected benefit obligations at beginning of the year              $      820       886       196         206
Service cost                                                                19        23         3           3
Interest cost                                                               63        62        15          14
Plan amendments                                                             --        --        --          --
Actuarial (gain) loss                                                       57       (98)       28         (13)
Benefits and expenses paid                                                 (58)      (54)      (16)        (15)
Other                                                                       --        --        --           1
                                                                      ---------  --------   -------    --------

Projected benefit obligations at end of the year                           901       819       226         196
                                                                      ---------  --------   -------    --------

Plan assets at fair value at beginning of the year                       1,485     1,253        11          12
Actual return on plan assets                                              (172)      285        11          --
Contributions by the Company                                                 2         1        15          14
Benefits and expenses paid                                                 (58)      (54)      (16)        (15)
                                                                      ---------  --------   -------    --------

Plan assets at fair value at end of the year                             1,257     1,485        21          11
                                                                      ---------  --------   -------    --------

Excess (deficiency) of plan assets
    over benefit obligations                                               356       666      (205)       (185)

Unrecognized net transition obligation                                      (1)       (2)       --          --
Unrecognized prior service cost                                             15        16        (3)         (3)
Unrecognized net gain                                                     (213)     (585)      (46)        (67)
Other                                                                       --        --         4           4
                                                                      ---------  --------   -------    --------

Net prepaid asset (accrued liability) at end of the year            $      157        95      (250)       (251)
                                                                      =========  ========   =======    ========


                                       22                            (Continued)

            THE PILLSBURY COMPANY, SUBSIDIARIES, AND RELATED ENTITIES
                          (wholly owned by Diageo plc)

                     Notes to Combined Financial Statements

                             June 30, 2001 and 2000


        The following weighted average assumptions were used to determine the Company's obligations under the plans:

                                                                                 POSTRETIREMENT
                                                           PENSION BENEFITS         BENEFITS
                                                           -----------------   ------------------
                                                             2001      2000      2001      2000
                                                           -------   -------   -------   -------
          Weighted-average assumptions as of June 30:
              Discount rate                                  7.50%     8.00%     7.50%     8.00%
              Expected return on plan assets                10.00%    10.00%    10.00%    10.00%
              Rate of compensation increase                  6.25%     6.25%     6.00%     6.00%
              Annual decrease in cost of benefits              --        --      1.00%     1.00%

         For measurement purposes, a 6% annual rate of increase in the per capita cost of covered health care benefits was assumed for 2001 (7% in 2000). The rate was assumed to decrease gradually to 5% for 2002 and remain at that level thereafter.

         Components of pension net income for the years ended June 30, 2001, 2000, and 1999 are as follows:

                                                       2001     2000      1999
                                                      ------   ------    ------

        Service cost                                $     19       23        23
        Interest cost                                     63       62        60
        Expected return on assets                       (124)    (108)      (96)
        Amortization of:
            Unrecognized prior service cost                1        1         1
            Unrecognized transitional obligation          (1)      (1)       (1)
            Unrecognized net gain                        (19)      (5)       --
                                                      ------   ------    ------

                    Net periodic pension income     $    (61)     (28)      (13)
                                                      ======   ======    ======

         Components of the postretirement medical and life insurance cost for the years ended June 30, 2001, 2000, and 1999 are as follows:

                                                      2001      2000      1999
                                                    -------   -------   -------

            Service cost                            $     3         3         4
            Interest cost                                16        14        14
            Expected return on assets                    (1)       (1)       (1)
            Amortization of:
                Unrecognized prior service cost          (1)       --        (1)
                Unrecognized net gain                    (3)       (3)       (2)
            Other                                        --         1        --
                                                    -------   -------   -------

                         Net periodic cost          $    14        14        14
                                                    =======   =======    ======


                                       23                            (Continued)

            THE PILLSBURY COMPANY, SUBSIDIARIES, AND RELATED ENTITIES
                          (wholly owned by Diageo plc)

                     Notes to Combined Financial Statements

                             June 30, 2001 and 2000


         The impact on the service and interest cost of the postretirement cost and accumulated postretirement benefit obligations of a 1% increase and a 1% decrease in future medical care inflation are as follows:

                                                                         2001      2000      1999
                                                                        -------   -------   -------
         Impact of 1% increase in medical care inflation rates:
             Aggregate of service and interest cost                     $    1         1         1
             Accumulated postretirement benefit obligations
               at end of the period                                         13        11        12

         Impact of 1% decrease in medical care inflation rates:
             Aggregate of service and interest cost                         (1)       (1)       (1)
             Accumulated postretirement benefit obligations
               at end of the period                                        (12)      (10)      (12)

         The Company and certain of its subsidiaries sponsor various defined contribution profit sharing and capital accumulation plans. Charges to earnings for these plans were $9 million, $10 million, and $9 million for the years ended June 30, 2001, 2000, and 1999, respectively.

(17)     COMMITMENTS AND CONTINGENCIES

         (a)      LEGAL PROCEEDINGS

                  The Company is involved in various claims and legal actions arising in the ordinary course of business. In the opinion of management, the ultimate disposition of these matters, either individually or in the aggregate, will not have a material adverse effect on the Company's combined financial position, results of operations, or liquidity.

         (b)      PURCHASE COMMITMENTS

                  The Company has purchase commitments with a key alliance partner and its financing institution to purchase $97 million in raw material packaging products over the sixteen-month period subsequent to the balance sheet date.


                                       24                            (Continued)

            THE PILLSBURY COMPANY, SUBSIDIARIES, AND RELATED ENTITIES
                          (wholly owned by Diageo plc)

                     Notes to Combined Financial Statements

                             June 30, 2001 and 2000


(18)     GEOGRAPHICAL INFORMATION

         The following table presents sales (by destination) and total assets by geographical location:

                                                                   REST OF
                                              U.S.      EUROPE    THE WORLD   TOTAL
                                            --------   --------   --------   --------

          Year ended June 30, 2001:
              Sales                       $   4,892       374         801      6,067
              Total assets                    8,589       246         436      9,271

          Year ended June 30, 2000:
              Sales                       $   4,925       370         783      6,078
              Total assets                    8,654       278         532      9,464

          Year ended June 30, 1999:
              Sales                       $   5,151       408         578      6,137
              Total assets                    8,665       302         421      9,388

         The following table provides sales information for our three divisions (as described in note 2):

                                            PILLSBURY       PILLSBURY
                                              NORTH        BAKERIES AND     PILLSBURY
                                             AMERICA       FOODSERVICE     INTERNATIONAL    TOTAL
                                          --------------------------------------------------------
             Year ended June 30, 2001         3,950           1,215            903          6,068

             Year ended June 30, 2000         3,900           1,245            933          6,078

             Year ended June 30, 1999         4,254             959            924          6,137

(19)     SUBSEQUENT EVENT

         On October 31, 2001, Diageo sold the Company to General Mills, Inc. for 134 million shares of General Mills, Inc. stock and cash paid and assumed debt by General Mills, Inc. totaling $3.8 billion. Certain Retail and Foodservice businesses of Pillsbury will be disposed of in connection with the transaction. The Retail businesses to be divested include: Pillsbury Desserts & Baking Mixes; Martha White Desserts and Baking Mixes; Hungry Jack Potatoes and Dry Breakfast, including certain international export sales in Puerto Rico, U.S. Virgin Islands, and Mexico; and Pet Milk. The Foodservice business includes non-custom foodservice dry mix products in boxes of seven pounds and less and non-custom frosting products in packages of eleven pounds and less.

         Also, in connection with the transaction, a joint venture partner of Pillsbury has announced the intention to exercise the option to purchase the U.S. Haagen-Dazs joint venture assets.


                                       25